UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2025

VISTRA CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38086	36-4833255
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6555 Sierra Drive Irving, TX	75039
(Address of principal executive offices)	(Zip Code)

(214) 812-4600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.l4a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	VST	New York Stock Exchange
Indicate by check mark		NYSE Texas

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 10, 2025, Vistra Operations Company LLC (“Vistra Operations” or the “Issuer”), an indirect, wholly owned subsidiary of Vistra Corp., a Delaware corporation (the “Company” or “Vistra”), completed its previously announced private offering (the “Offering”) of $2 billion aggregate principal amount of the Issuer’s senior secured notes, consisting of $750 million aggregate principal amount of 4.300% senior secured notes due 2028 (the “2028 Notes”), $500 million aggregate principal amount of the Issuer’s 4.600% senior secured notes due 2030 (the “2030 Notes”), and $750 million aggregate principal amount of the Issuer’s 5.250% senior secured notes due 2035 (the “2035 Notes” and, together with the 2028 Notes and the 2030 Notes, the “Secured Notes”). The sale of the Secured Notes was not registered under the Securities Act of 1933, as amended (the “Securities Act”), and the Secured Notes were sold on a private placement basis to persons reasonably believed to be qualified institutional buyers under Rule 144A under the Securities Act and outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act.

The Secured Notes were issued under an indenture (the “Base Indenture”), dated as of June 11, 2019, by and between the Issuer and Wilmington Trust, National Association, as trustee (the “Trustee”), as supplemented by that certain Twenty-First Supplemental Indenture, dated as of October 10, 2025, by and among the Issuer, the Subsidiary Guarantors and the Trustee (the “Twenty-First Supplemental Indenture” and, together with the Base Indenture and such other supplemental indentures entered into from time to time, the “Secured Notes Indenture”). The Secured Notes Indenture provides for the full and unconditional guarantee by the Subsidiary Guarantors of the punctual payment of the principal of, premium, if any, interest on and all other amounts due under the Secured Notes and the Secured Notes Indenture. The Secured Notes Indenture further provides that the Secured Notes will be secured by a first-priority security interest in the same collateral that is pledged for the benefit of the lenders under the Issuer’s Credit Agreement (as defined in the Base Indenture), which consists of a substantial portion of the property, assets and rights owned by the Issuer and the Subsidiary Guarantors, as well as the stock of the Issuer. The collateral securing the Secured Notes will be released if the Issuer’s senior, unsecured long-term debt securities obtain an investment grade rating from two out of the three rating agencies, subject to reversion if such rating agencies withdraw the investment grade rating of the Issuer’s senior, unsecured long-term debt securities or downgrade such rating below investment grade.

The Issuer received approximately $1.979 billion of net proceeds from the sale of the Secured Notes after deducting fees and expenses, including the Initial Purchasers’ commissions, and adding the Initial Purchasers’ premiums paid (but excluding accrued interest on the Secured Notes). The Company will use the net proceeds of the Offering, together with cash on hand, (i) to support refinancing activities for outstanding indebtedness, (ii) for general corporate purposes, which could include funding a portion of the consideration for the previously announced acquisition by the Company of 100% of the membership interests of certain subsidiaries of Lotus Infrastructure Partners (“Lotus”) and/or (iii) to pay fees and expenses related to the Offering.

Interest on the Secured Notes will accrue from October 10, 2025, at a rate of 4.300% per annum on the 2028 Notes, at a rate of 4.600% per annum on the 2030 Notes, and at a rate of 5.250% per annum on the 2035 Notes. Interest on the Secured Notes will be payable by the Issuer on April 15 and October 15 of each year, commencing on April 15, 2026. The 2028 Notes will mature on October 15, 2028, the 2030 Notes will mature on October 15, 2030, and the 2035 Notes will mature on October 15, 2035.

The Issuer may redeem the Secured Notes, in whole or in part, at any time prior to September 15, 2028 with respect to the 2028 Notes, at any time prior to September 15, 2030 with respect to the 2030 Notes, and at any time prior to July 15, 2035 with respect to the 2035 Notes, at a redemption price equal to 100% of the aggregate principal amount of the applicable Secured Notes being redeemed, plus a make-whole premium and accrued and unpaid interest, if any, to, but excluding, the redemption date. In addition, the Issuer may redeem the Secured Notes, in whole or in part, on or after September 15, 2028 with respect to the 2028 Notes, on or after September 15, 2030 with respect to the 2030 Notes, and on or after July 15, 2035 with respect to the 2035 Notes, at a price equal to 100% of the aggregate principal amount of the applicable Secured Notes to be redeemed together with accrued and unpaid interest to, but excluding, the applicable redemption date.

Upon (i) the occurrence of a change of control and (ii) a downgrade by one or more gradations, or the withdrawal, in either case, of the rating of the applicable Secured Notes within 60 days after the change of control by at least two of Moody’s Investors Service, Inc., Standard & Poor’s Financial Services LLC or Fitch Ratings Inc., the Issuer will be required to make an offer to repurchase all or any portion of the outstanding Secured Notes at a price in cash equal to 101% of the aggregate principal amount of the Secured Notes repurchased, plus any accrued and unpaid interest to, but excluding, the repurchase date, subject to the rights of holders thereof on the relevant record date to receive interest due on the relevant interest payment date.

The Secured Notes Indenture contains certain covenants and restrictions, including, among others, restrictions on the ability of the Issuer and its subsidiaries, as applicable, to create certain liens, merge or consolidate with another entity, and sell all or substantially all of their assets.

The foregoing description of the Secured Notes Indenture and the Secured Notes does not purport to be complete and is qualified in its entirety by reference to the Base Indenture, as supplemented by the Twenty-First Supplemental Indenture, and the forms of the Secured Notes, copies of which are filed as Exhibits 4.1, 4.2, 4.3, 4.4, 4.5, 4.6, 4.7 and 4.8 to this Current Report and are incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report concerning the Company’s direct financial obligations under the Offering is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of June 11, 2019, among Vistra Operations Company LLC, as Issuer, the Subsidiary Guarantors, and Wilmington Trust, National Association, as Trustee (incorporated by reference to Exhibit 4.1 to Form 8-K filed June 17, 2019).

4.2	Twenty-First Supplemental Indenture, dated as of October 10, 2025, among Vistra Operations Company LLC, as Issuer, the Subsidiary Guarantors, and Wilmington Trust, National Association, as Trustee.

4.3	Form of Rule 144A Global Security for 4.300% Senior Secured Note due 2028 (included in Exhibit 4.2).

4.4	Form of Rule 144A Global Security for 4.600% Senior Secured Note due 2030 (included in Exhibit 4.2).

4.5	Form of Rule 144A Global Security for 5.250% Senior Secured Note due 2035 (included in Exhibit 4.2).

4.6	Form of Regulation S Global Security for 4.300% Senior Secured Note due 2028 (included in Exhibit 4.2).

4.7	Form of Regulation S Global Security for 4.600% Senior Secured Note due 2030 (included in Exhibit 4.2).

4.8	Form of Regulation S Global Security for 5.250% Senior Secured Note due 2035 (included in Exhibit 4.2).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Vistra Corp.

Dated: October 15, 2025	/s/ William M. Quinn
	Name:	William M. Quinn
	Title:	Senior Vice President and Treasurer